Exhibit 99.1

Credo Technology Group Holding Ltd Reports Third Quarter of Fiscal Year 2022
Financial Results

San Jose, Calif. (March 9, 2022) - Credo Technology Group Holding Ltd (NASDAQ: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the third quarter of fiscal year 2022, ended January 31, 2022.

Q3 Financial Highlights

•Revenue of $31.8 million, grew by 136% year on year
•GAAP gross margin of 60.1% and non-GAAP gross margin of 60.7%
•GAAP operating expenses of $19.6 million and non-GAAP operating expenses of $18.2 million
•GAAP net loss of $0.1 million and non-GAAP net income of $2.4 million
•GAAP net loss per share of $0.00 and non-GAAP diluted net income per share of $0.03
•During the quarter, Credo sold 18.4 million ordinary shares as part of its 20.0 million share initial public offering and received net proceeds of $171.9 million after deducting underwriting discount and commission
•Ending Cash Balance of $240.5 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “Credo delivered a strong fiscal third quarter, highlighted by our Initial Public Offering on January 27, 2022 and the achievement of record quarterly revenue. We delivered fiscal Q3 revenue of $31.8 million, an increase of 136% compared to Q3 last year, primarily driven by strong growth with our hyper-scaler customers. We expect to broaden and deepen our customer relationships in the future, which when combined with secular trends driving exponential increases in bandwidth, will enable us to continue delivering growth in revenue and profitability.”

Fourth Quarter of Fiscal 2022 Financial Outlook

•Revenue is expected to be between $37 million to $41 million, up 97% year over year at the midpoint
•GAAP gross margin to be between 58.5%-60.5% and non-GAAP gross margin to be between 59.0%-61.0%
•GAAP operating expenses to be between $26 million to $28 million and non-GAAP operating expenses to be between $21 million to $23 million

Conference Call

Credo will conduct a conference call on Wednesday, March 9, 2022, at 2:00 p.m. Pacific Time to discuss its financial results for the fiscal third quarter ended January 31, 2022. Interested parties may join the conference call beginning at 2:00 p.m. Pacific Time on Wednesday, March 9, 2022 via telephone by dialing 1-855-553-1968 in the U.S., or for international callers, by dialing 1-409-981-0977 and entering conference ID 6677429. A telephone replay will be available until March 16, 2022, by dialing 1-855-859-2056 in the U.S., or for international callers, 1-404-537-3406 with conference ID 6677429. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, Warrant contra revenue (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s estimated annual GAAP income forecast, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses, or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using diluted weighted average shares outstanding.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Prospectus as filed with the Securities and Exchange Commission (SEC) on January 26, 2022, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the emerging 100G (or Gigabits per second), 200G, 400G and 800G port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Revenue:
Product sales	$22,706	$6,178	$48,423	$18,730
Product engineering services	3,954	3,010	6,628	5,349
IP license	5,022	3,154	12,194	11,551
IP license engineering services	118	1,116	1,706	3,317
Total revenue	31,800	13,458	68,951	38,947
Cost of revenue:
Cost of product sales revenue	12,230	4,094	26,436	10,936
Cost of product engineering services revenue	410	1,023	1,807	2,294
Cost of IP license engineering services revenue	48	270	462	803
Total cost of revenue	12,688	5,387	28,705	14,033
Gross profit	19,112	8,071	40,246	24,914
Operating expenses:
Research and development	10,995	6,993	32,488	26,636
Selling, general and administrative	8,568	5,872	23,393	21,602
Total operating expenses	19,563	12,865	55,881	48,238
Operating loss	(451)	(4,794)	(15,635)	(23,324)
Other income (expense), net	(80)	49	(70)	(40)
Loss before income taxes	(531)	(4,745)	(15,705)	(23,364)
Provision (benefit) for income taxes	(387)	372	1,116	1,061
Net loss	$(144)	$(5,117)	$(16,821)	$(24,425)

Net loss per share:
Basic and diluted	$—	$(0.08)	$(0.24)	$(0.35)
Weighted-average shares used in computing net loss per share:
Basic and diluted	73,815	67,429	70,439	69,418

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	January 31, 2022	April 30, 2021
Assets
Current Assets:
Cash and cash equivalents	$240,529	$103,757
Accounts receivable	21,693	13,645
Inventories	26,122	7,104
Contract assets	9,801	4,562
Prepaid expenses and other current assets	3,648	8,731
Total current assets	301,793	137,799
Property and equipment, net	23,630	14,231
Right of use assets	3,618	—
Other non-current assets	5,185	3,460
Total assets	$334,226	$155,490
Liabilities, Convertible Preferred Shares and Shareholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$7,017	$3,590
Accrued compensation and benefits	2,317	1,549
Accrued expenses and other current liabilities	10,322	3,277
Deferred revenue	6,184	4,116
Total current liabilities	25,840	12,532
Non-current operating lease liabilities	2,274	—
Other non-current liabilities	423	424
Total liabilities	28,537	12,956
Convertible preferred shares	—	197,965
Shareholders' equity (deficit):
Ordinary shares	7	3
Additional paid in capital	390,734	12,592
Accumulated other comprehensive income	22	227
Accumulated deficit	(85,074)	(68,253)
Total shareholders' equity (deficit)	305,689	(55,431)
Total liabilities, convertible preferred shares and shareholders' equity (deficit)	$334,226	$155,490

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021

GAAP gross profit	$19,112	$8,071	$40,246	$24,914
Reconciling items:
Warrant contra revenue	407	—	407	—
Share-based compensation	46	46	180	137
Total reconciling items:	453	46	587	137
Non-GAAP gross profit	$19,565	$8,117	$40,833	$25,051

GAAP gross margin	60.1%	60.0%	58.4%	64.0%
Non-GAAP gross margin	60.7%	60.3%	58.9%	64.3%

Total GAAP operating expenses	$19,563	$12,865	$55,881	$48,238
Reconciling item:
Share-based compensation	(1,392)	(801)	(3,640)	(12,851)
Total reconciling items:	(1,392)	(801)	(3,640)	(12,851)
Total Non-GAAP operating expenses	$18,171	$12,064	$52,241	$35,387

GAAP net loss	$(144)	$(5,117)	$(16,821)	$(24,425)
Reconciling items:
Warrant contra revenue	407	—	407	—
Share-based compensation	1,438	847	3,820	12,988
Pre-tax total reconiling items	1,845	847	4,227	12,988
Non-GAAP income/(loss) before income taxes	1,314	(3,898)	(11,478)	(10,376)
Other income tax effects and adjustments	700	(180)	(438)	(179)
Non-GAAP net income/(loss)	$2,401	$(4,450)	$(13,032)	$(11,616)

GAAP weighted average shares - basic	73,815	67,429	70,439	69,418
GAAP weighted average shares - diluted	73,815	67,429	70,439	69,418
Non-GAAP adjustment	10,373	—	—	—
Non-GAAP weighted average shares - diluted	84,187	67,429	70,439	69,418

GAAP diluted net loss per share	$—	$(0.08)	$(0.24)	$(0.35)
Non-GAAP diluted net income/(loss) per share	$0.03	$(0.07)	$(0.19)	$(0.17)

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended April 30, 2022
	Low	High

GAAP gross margin	58.5%	60.5%
Reconciling items:
Warrant contra revenue	0.4%	0.4%
Share-based compensation	0.1%	0.1%
Total reconciling items:	0.5%	0.5%
Non-GAAP gross margin	59.0%	61.0%

Total GAAP operating expenses	$26.0	$28.0
Reconciling item:
Share-based compensation	5.0	5.0
Total reconciling items:	5.0	5.0
Total Non-GAAP operating expenses	$21.0	$23.0